Exhibit 99.1

NEWS RELEASE

HECLA ANNOUNCES Q3 2022 PRODUCTION AND INCREASES GUIDANCE

Alexco acquisition is complete, Keno Hill development advancing

FOR IMMEDIATE RELEASE

October 11, 2022

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE: HL) today announced its preliminary production results for the third quarter of 2022 and increased silver and gold production guidance.1

HIGHLIGHTS

●	Silver production of 3.6 million ounces is on track to exceed production guidance
●	Gold production of 44,747 ounces, in line with the second quarter of 2022 (“prior quarter”)
●	Keno Hill third quarter development is on plan; approximately 20% of total planned preproduction development is complete
●	Increasing 2022 production guidance for both silver and gold for Greens Creek

“Hecla reported another strong quarter of operational performance from all three mines as Greens Creek achieved record throughput for the quarter, Lucky Friday’s quarterly production continued to exceed 1 million ounces and the mine has already produced around 90% of last year’s annual production, and Casa Berardi delivered consistent production with the mill continuing the record throughput rates,” said Phillips S. Baker, Jr., President, and CEO. “We also completed the acquisition of Alexco and are advancing Keno Hill development for consistent mill production in 2023.”

Baker continued, “With strong operational performance over the past nine months at all of our operating mines, we are increasing our 2022 production guidance. Our production growth makes Hecla the fastest growing established silver producer, further increasing our leadership as the largest silver producer in the U.S. with the potential to be Canada’s largest silver producer as well.”

OPERATIONS

Greens Creek

At the Greens Creek mine, the mill operated at an average of 2,500 tons per day (tpd), a throughput record, and an increase of 10% over the prior quarter. Silver production was 2.5 million ounces, an increase of 2% over the prior quarter. Gold production was 11,412 ounces, 8% lower than the second quarter of 2022 due to lower grades. Zinc and lead grades declined 13% and 19% respectively due to mine sequencing and heading availability. These lower base metal feed grades resulted in the decision to defer a silver concentrate shipment to October to ensure adequate concentrate volumes for cost-effective shipping.

Lucky Friday

The Lucky Friday mine produced 1.1 million ounces of silver, slightly less than the 1.2 million ounces in the prior quarter. Decreased production was due to lower milled grades and mined tons as new equipment is commissioned and projects are prioritized for increasing future throughput. The mill operated at an average throughput rate of 986 tpd during the quarter, which puts 2022 on track to become mine’s record year for annual throughput and the mine is expected to achieve its silver production guidance for the year.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

Casa Berardi

Casa Berardi produced 33,335 ounces of gold, consistent with the production in the prior quarter. The mill operated at an average quarterly throughput of 4,239 tpd with a new record set in September as monthly production throughput reached 4,856 tpd, beating the last monthly record in May of 4,533 tpd.

(1)	See cautionary statement regarding preliminary statements at the end of this release.

PRODUCTION SUMMARY

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022		September 30, 2022	September 30, 2021
PRODUCTION			Increase/ (Decrease)			Increase/ (Decrease)
Silver (ounces)	3,549,392	3,645,454	(3)%	10,519,553	9,660,313	9%
Gold* (ounces)	44,747	45,718	(2)%	132,108	153,349	(14)%
Lead (short tons)	11,601	13,331	(13)%	35,794	32,148	11%
Zinc (short tons)	15,859	16,766	(5)%	47,571	48,863	(3)%
Greens Creek – Silver (ounces)	2,468,279	2,410,599	2%	7,308,660	6,980,588	5%
Greens Creek – Gold (ounces)	11,412	12,413	(8)%	35,227	35,860	(2)%
Lucky Friday – Silver (ounces)	1,074,230	1,226,477	(12)%	3,188,565	2,608,726	22%
Casa Berardi – Gold (ounces)	33,335	33,306	0%	96,881	97,244	0%

(*) YTD gold production for the nine months ended September 30, 2021, includes production of 20,245 ounces from the Nevada operations, which in 2022 are under care and maintenance.

2022 Production Outlook2

	Silver Production (Moz)	Gold Production (Koz)	Silver Equivalent (Moz)	Gold Equivalent (Koz)
Greens Creek *	9.3 – 9.6	44 – 48	21.8 – 22.4	282 – 290
Lucky Friday *	4.3 – 4.5	N/A	8.6 – 8.8	112 – 114
Casa Berardi	N/A	125 – 132	9.7 – 10.2	125 – 132
2022 Total	13.6 - 14.1	169 - 180	40.1 – 41.4	519 – 536

*Equivalent ounces include lead and zinc production

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE: HL) is the largest silver producer in the United States. In addition to operating mines in Alaska, Idaho, Quebec, Canada, the Company is developing a mine in the Yukon, Canada, and owns a number of exploration and pre-development projects in world-class silver and gold mining districts throughout North America.

NOTES

(2) Expectations for 2022 include silver, gold, lead and zinc production from Greens Creek, Lucky Friday and Casa Berardi converted using Au $1,700/oz, Ag $22/oz, Zn $1.50/lb., and Pb $1.00/lb. Numbers may be rounded.

Cautionary Statements Regarding Estimates and Forward-Looking Statements, Including 2022 Outlook

All measures of the Company's third quarter 2022 operating results contained in this release are preliminary and reflect the Company’s expected results as of the date of this release. Actual reported third quarter 2022 results are subject to management's final review as well as review by the Company's independent registered accounting firm and may vary significantly from current expectations because of a number of factors, including, without limitation, additional or revised information and changes in accounting standards or policies or in how those standards are applied.

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws, and "forward-looking information" within the meaning of Canadian securities laws. When a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition and often contain words such as “anticipate,” “intend,” “plan,” “will,” “could,” “would,” “estimate,” “should,” “expect,” “believe,” “project,” “target,” “indicative,” “preliminary,” “potential” and similar expressions. Forward-looking statements in this news release may include, without limitation: (i) Keno Hill will be in consistent production in 2023; (ii) the Company has the potential to be the largest silver producer in the U.S. and Canada; (iii) the Company will be able to achieve mine-specific and Company-wide 2022 estimates of future production and (iii) Lucky Friday throughput expected to increase in the future. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect, which could cause actual results to differ from forward-looking statements. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company’s projects being consistent with current expectations and mine plans; (iii) political/regulatory developments in any jurisdiction in which the Company operates being consistent with its current expectations; (iv) certain price assumptions for gold, silver, lead and zinc; (v) prices for key supplies being approximately consistent with current levels; (vi) the accuracy of our current mineral reserve and mineral resource estimates; (vii) the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated; (viii) sufficient workforce is available and trained to perform assigned tasks; (ix) weather patterns and rain/snowfall within normal seasonal ranges so as not to impact operations; (x) relations with interested parties, including Native Americans, remain productive; and (xi) factors do not arise that reduce available cash balances.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

In addition, material risks that could cause actual results to differ from forward-looking statements include but are not limited to: (i) gold, silver and other metals price volatility; (ii) operating risks; (iii) currency fluctuations; (iv) increased production costs and variances in ore grade or recovery rates from those assumed in mining plans; (v) community relations; and (vi) litigation, political, regulatory, labor and environmental risks. For a more detailed discussion of such risks and other factors, see the Company's 2021 Form 10-K filed on February 22, 2022, and Form 10-Q filed on August 5, 2022 for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

For further information, please contact:

Anvita M. Patil

Vice President – Investor Relations and Treasurer

Cheryl Turner

Communications Coordinator

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

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